Exhibit 99.1

    JOINT FILERS' NAMES AND ADDRESSES

1. Name and Address of Reporting Person:
 Warburg Pincus Private Equity X, L.P.
 c/o Warburg Pincus LLC, 450 Lexington Avenue
 New York, NY 10017

2. Name and Address of Reporting Person:
 Warburg Pincus X Partners, L.P.
 c/o Warburg Pincus LLC, 450 Lexington Avenue
 New York, NY 10017

3. Name and Address of Reporting Person:
 Warburg Pincus X, L.P.
 c/o Warburg Pincus LLC, 450 Lexington Avenue
 New York, NY 10017

4. Name and Address of Reporting Person:
 Warburg Pincus X LLC
 c/o Warburg Pincus LLC, 450 Lexington Avenue
 New York, NY 10017

5. Name and Address of Reporting Person:
 Warburg Pincus Partners LLC
 c/o Warburg Pincus LLC, 450 Lexington Avenue
 New York, NY 10017

6. Name and Address of Reporting Person:
 Warburg Pincus & Co.
 450 Lexington Avenue
 New York, NY 10017

7. Name and Address of Reporting Person:
 Warburg Pincus LLC
 450 Lexington Avenue
 New York, NY 10017

8. Name and Address of Reporting Person:
 Charles R. Kaye
 c/o Warburg Pincus LLC, 450 Lexington Avenue
 New York, NY 10017

9. Name and Address of Reporting Person:
 Joseph P. Landy
 c/o Warburg Pincus LLC, 450 Lexington Avenue
 New York, NY 10017